                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------
                                    FORM S-8
                           ---------------------------
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                                    THQ INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                          13-3541686
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)


                          27001 Agoura Road, Suite 325
                        Calabasas Hills, California 91301
             (Address of Principal Executive Offices with Zip Code)

                         RAINBOW MULTIMEDIA GROUP, INC.
                           STOCK OPTION AGREEMENT PLAN
                              (Full Title of Plan)

                                BRIAN J. FARRELL
                      President and Chief Executive Officer
                                    THQ Inc.
                          27001 Agoura Road, Suite 325
                        Calabasas Hills, California 91301
                                 (818) 871-5000
                      (Name, Address and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:

                           CATHERINE E. ALBRIGHT, Esq.
                         Sidley Austin Brown & Wood LLP
                              555 West Fifth Street
                          Los Angeles, California 90013
                                 (213) 896-6019

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                                PROPOSED
     TITLE OF                           PROPOSED MAXIMUM        MAXIMUM
 SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE         AGGREGATE               AMOUNT OF
    REGISTERED          REGISTERED        PER SHARE (1)      OFFERING PRICE(1)     REGISTRATION FEE(1)
-----------------------------------------------------------------------------------------------------
 Common Stock (2),       106,259             $48.88           $5,193,939.92             $477.84
 $0.01 par value
=====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the above described shares on the NASDAQ National Market System on March 4, 2002 as reported by the National Association of Securities Dealers Automated Quotation System.

(2) Each share of common stock includes rights to purchase Series A Junior Participating Preferred Stock pursuant to a rights agreement between THQ Inc. and Computershare Investor Services, LLC, as Rights Agent.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1  PLAN INFORMATION*

ITEM 2   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by THQ Inc., a Delaware corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, are incorporated by reference and are made a part hereof:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

        (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

        (c) The Company's Current Reports on Form 8-K filed November 21, 2001, January 7, 2002 and on Form 8-K/A filed March 7, 2002; and

        (d) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A/A, filed with the Commission on August 28, 2001 including any amendment or report filed for the purpose of updating such Registration Statement; and

        (e) The description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A/A, filed with the Commission on August 28, 2001 including any amendment or report filed for the purpose of updating such Registration Statement.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated in paragraphs (a) through (e) above, being hereinafter referred to as "Incorporated Documents").

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4  DESCRIPTION OF SECURITIES

        The Company's Common Stock is registered under Section 12 of the Exchange Act. See Item 3(d) and 3(e) above.

ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSEL

                                  LEGAL MATTERS

        Certain legal matters with respect to the validity of the shares have been passed upon for us by Sidley Austin Brown & Wood LLP, Los Angeles, California. Attorneys at Sidley Austin Brown & Wood LLP participating in matters for us own approximately 2,000 shares of our common stock.

ITEM 6  INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, i.e., a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

        Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

        Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

        The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Brian J. Farrell, the President, Chief Executive Officer and Chairman of our board of directors, and Jeffrey C. Lapin, the Chief Operating Officer and Vice Chairman of our board of directors have entered into employment agreements with us pursuant to which we have agreed to indemnify Messrs. Farrell and Lapin for losses, liabilities, damages and expenses incurred as a result of their acting on behalf of the Company, subject to certain conditions and limitations.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

Exhibit Number                        Description of Exhibit
--------------                        ----------------------
    4.1        Certificate of Incorporation (incorporated by reference to
               Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registrant's
               Registration Statement on Form S-3 filed on January 9, 1998 (File
               No. 333-32221) (the "S-3 Registration Statement")).

     4.2 Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 1 to the
              S-3 Registration Statement).

     4.3 Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001).

     4.4      Amended and Restated Bylaws (incorporated by reference to Exhibit
              3 to the Registrant's Current Report on Form 8-K, dated June 22,
              2000).

     4.5      Certificate of Designation of Series A Junior Participating
              Preferred Stock of THQ Inc. (incorporated by reference to Exhibit
              A to Exhibit 1 of Amendment No. 2 to the Registrant's Registration
              Statement on Form 8-A filed on August 28, 2001 (File No.
              001-15959)).

     4.6      Amendment to Certificate of Designation of Series A Junior
              Participating Preferred Stock of THQ Inc. (incorporated by reference to Exhibit 3.6 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001).

     4.7*     Form of Rainbow Multimedia Group, Inc. Stock Option Agreement Plan

     4.8 Amended and Restated Rights Agreement, dated as of August 22, 2001 between the Company and Computershare Investor Services, LLC, as
              Rights Agent (incorporated by reference to Exhibit 1 to Amendment
              No. 2 to the Company's Registration Statement on Form 8-A (File
              No. 001-15959), filed on August 28, 2001).

     5*       Opinion of Sidley Austin Brown & Wood LLP.

     23.1*    Consent of Deloitte & Touche LLP.

     23.2*    Consent of KPMG LLP.

     23.3*    Consent of Sidley Austin Brown & Wood LLP (Included in Exhibit 5).

     24.1*    Powers of Attorney (Set forth on the signature page hereto).

-------------
* Filed herewith

ITEM 9. UNDERTAKINGS.

        The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and the high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

               (4) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
        Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas and State of California on the 8th day of March, 2002.

                                  THQ Inc.

                                  By: /s/ Fred A. Gysi
                                     -------------------------------------------
                                     Fred A. Gysi, Chief Financial Officer,
                                     Senior Vice President - Finance and
                                     Administration, Treasurer and Secretary


                                POWER OF ATTORNEY

        Each person whose signature to the Registration Statement appears below hereby appoints Brian J. Farrell and Fred A. Gysi, and each of them, his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

        Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                             Date
---------                        -----                             ----

/s/ Brian J. Farrell             Chairman of the Board of          March 8, 2002
-----------------------------    Directors, President and
Brian J. Farrell                 Chief Executive Officer
                                 (Principal Executive Officer)

/s/ Lawrence Burstein            Director                          March 8, 2002
-----------------------------
Lawrence Burstein

/s/ Jeffrey C. Lapin             Vice Chairman of the Board of     March 8, 2002
-----------------------------    Directors and Chief Operating
Jeffrey C. Lapin                 Officer

/s/ James L. Whims               Director                          March 8, 2002
-----------------------------
James L. Whims

/s/ L. Greg Ballard              Director                          March 8, 2002
-----------------------------
L. Greg Ballard

/s/ Fred A. Gysi                 Senior Vice President -           March 8, 2002
-----------------------------    Finance and Administration,
Fred A. Gysi                     Chief Financial Officer and
                                 Secretary (Principal
                                 Financial Officer and
                                 Principal Accounting Officer)

                                INDEX OF EXHIBITS

Exhibit Number                             Description of Exhibit
--------------                             ----------------------
     4.1        Certificate of Incorporation (incorporated by reference to
                Exhibit 3.1 to Post-Effective Amendment No. 1 to the
                Registrant's Registration Statement on Form S-3 filed on January
                9, 1998 (File No. 333-32221) (the "S-3 Registration
                Statement")).

     4.2 Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 1 to the S-3 Registration Statement).

     4.3 Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001).

     4.4        Amended and Restated Bylaws (incorporated by reference to
                Exhibit 3 to the Registrant's Current Report on Form 8-K, dated
                June 22, 2000).

     4.5        Certificate of Designation of Series A Junior Participating
                Preferred Stock of THQ Inc. (incorporated by reference to
                Exhibit A to Exhibit 1 of Amendment No. 2 to the Registrant's
                Registration Statement on Form 8-A filed on August 28, 2001 (the
                "August 28 Form 8-A") (File No. 001-15959)).

     4.6        Amendment to Certificate of Designation of Series A Junior
                Participating Preferred Stock of THQ Inc. (incorporated by reference to Exhibit 3.6 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001).

     4.7*       Form of Rainbow Multimedia Group, Inc. Stock Option Agreement
                Plan

     4.8        Amended and Restated Rights Agreement, dated as of August 22,
                2001 between the Company and Computershare Investor Services,
                LLC, as Rights Agent (incorporated by reference to Exhibit 1 to
                Amendment No. 2 to the Company's Registration Statement on Form
                8-A (File No. 001-15959), filed on August 28, 2001).

     5*         Opinion of Sidley Austin Brown & Wood LLP.

     23.1*      Consent of Deloitte & Touche LLP.

     23.2*      Consent of KPMG LLP

     23.3*      Consent of Sidley Austin Brown & Wood LLP (Included in Exhibit
                5).

     24.1*      Powers of Attorney (Set forth on the signature page hereto).

---------------
* Filed herewith